UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2012

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

The information relating to the employment agreement amendments with Richard L. Markee, Anthony N. Truesdale, Michael G. Archbold, and Louis Weiss, the employment agreement with Brenda Galgano, and the Executive Severance Pay Policy set forth in Item 5.02 of this Current Report on Form 8-K, are incorporated into this Item 1.01 by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2012, Vitamin Shoppe, Inc. (NYSE: VSI) (the “Company”) and Vitamin Shoppe Industries Inc. (“VS Industries”) and Richard Markee, entered into Amendment No. 2 (the “Markee Amendment”) to the Employment and Non-Competition Agreement (the “Markee Agreement”) by and among Mr. Markee, the Company and VS Industries. The Markee Amendment provides that, effective as of March 29, 2012, Mr. Markee’s term of employment is extended through January 1, 2015, subject to the terms of the agreement, and his annual bonus target amount is increased to 60% of his base salary. Such annual bonus will be based on both the Company’s satisfaction of certain operating objectives, as specified by the Company’s Board or Directors, and Mr. Markee’s satisfaction of certain individual operating objectives, as specified by the Board of Directors. The Markee Amendment provides that if Mr. Markee’s employment is terminated by the Company “without cause” or, upon or within two years following a “change in control” Mr. Markee’s employment is terminated by him due to an “adverse change in status”, with each such term as defined under the Executive Severance Pay Policy, as amended, then he is entitled to payments pursuant to the Executive Severance Pay Policy, as described below, together with certain continued health and life insurance benefits that were provided under the Markee Agreement prior to amendment. The Markee Amendment also includes enhanced forfeiture and repayment provisions, which are applicable in certain circumstances, and clarifies certain of Mr. Markee’s duties as Executive Chairman of the Company.

On March 29, 2012, the Company, VS Industries and Anthony N. Truesdale entered into Amendment No. 4 (the “Truesdale Amendment”) to the Employment and Non-Competition Agreement by and among Mr. Truesdale, the Company and VS Industries. The Truesdale Amendment provides that, effective as of March 29, 2012, Mr. Truesdale’s term of employment is extended through March 31, 2013, with up to two successive one-year renewals, subject to the terms of the agreement. The Truesdale Amendment provides that if Mr. Truesdale’s employment is terminated by the Company “without cause” or, upon or within two years following a “change in control” Mr. Truesdale’s employment is terminated by him due to an “adverse change in status”, with each such term as defined under the Executive Severance Pay Policy, as amended, then he is entitled to payments pursuant to the Executive Severance Pay Policy. The Truesdale amendment also includes enhanced forfeiture and repayment provisions, which are applicable in certain circumstances.

On March 29, 2012, the Company, VS Industries and Michael G. Archbold entered into Amendment No. 4 (the “Archbold Amendment”) to the Employment and Non-Competition Agreement by and among Mr. Archbold, the Company and VS Industries. The Archbold Amendment provides that, effective as of March 29, 2012, Mr. Archbold’s term of employment is extended through April 15, 2013, with up to two successive one-year renewals, subject to the terms of the agreement. The Archbold Amendment provides that if Mr. Archbold’s employment is terminated by the Company “without cause” or, upon or within two years following a “change in control” Mr. Archbold’s employment is terminated by him due to an “adverse change in status”, with each such term as defined under the Executive Severance Pay Policy, as amended, then he is entitled to payments pursuant to the Executive Severance Pay Policy. The Archbold Amendment also includes enhanced forfeiture and repayment provisions, which are applicable in certain circumstances.

On March 29, 2012, the Company, VS Industries and Louis Weiss entered into Amendment No. 2 (the “Weiss Amendment”) to the Employment and Non-Competition Agreement by and among Mr. Weiss, the Company and VS Industries. The Weiss Amendment provides that, effective as of March 29, 2012, Mr. Weiss’ term of employment is extended through March 31, 2013, with up to two successive one-year renewals, subject to the terms of the agreement. The Weiss amendment increased Mr. Weiss’ annual bonus target amount to 45% of his base salary. Such annual bonus will be based on both the Company’s satisfaction of certain operating objectives, as specified by the Company’s Board or Directors, and Mr. Weiss’ satisfaction of certain individual operating objectives, as specified by the Board of Directors. The Weiss amendment provides that if Mr. Weiss’ employment is terminated by the Company “without cause” or, upon or within two years following a “change in control” Mr. Weiss’ employment is terminated by him due to an “adverse change in status”, with each such term as defined under the Executive Severance Pay Policy, as amended, then he is entitled to payments pursuant to the Executive Severance Pay Policy. The Weiss Amendment also includes enhanced forfeiture and repayment provisions, which are applicable in certain circumstances.

On March 29, 2012, the Company, VS Industries and Brenda Galgano entered into an Employment and Non-competition Agreement (the “Galgano Agreement”). The Galgano Agreement provides that Ms. Galgano shall serve as the Chief Financial Officer of the Company and her annual base salary is $459,000. The Galgano Agreement also provides that Ms. Galgano will be eligible for an annual cash bonus of 50% of her base salary. Such annual bonus will be based on both the Company’s satisfaction of certain operating objectives, as specified by the Company’s Board or Directors, and Ms. Galgano’s satisfaction of certain individual operating objectives, as specified by the Board of Directors. Ms. Galgano’s term of employment is through March 31, 2013, with up to two successive one-year renewals, subject to the terms of the agreement. The Galgano Agreement provides that if Ms. Galgano’s employment is terminated by the Company “without cause” or, upon or within two years following a “change in control” Ms. Galgano’s employment is terminated by her due to an “adverse change in status”, with each such term as defined under the Executive Severance Pay Policy, as amended, then she is entitled to payments pursuant to the Executive Severance Pay Policy. The Galgano Agreement also includes forfeiture and repayment provisions, which are applicable in certain circumstances.

On March 29, 2012, the Company amended its Executive Severance Pay Policy (the “Policy”), which provides severance benefits to executive employees who are involuntarily terminated from employment under certain circumstances. Under the Policy, if an eligible participant is terminated by the Company other than for “cause” (as defined in the Policy), the participant is eligible to receive 52 weeks of base salary continuation, limited to 26 weeks for employees with one year or less of employment, and a pro-rata bonus for the year of termination if their employment is terminated after mid-calendar year.

As amended, the Policy provides increased benefits if an eligible participant is terminated by the Company other than for cause or voluntarily by the participant due to an “adverse change in status” (as defined in the Policy) upon or within 24 months following a Change in Control (as defined in the Policy) of the Company. This “double trigger” benefit consists of (i) a cash severance benefit of two times base salary plus target bonus; and (ii) continued benefits for a two year period for named executive officers. Other executive officers receive severance based on the same payment formula, except that the multiple used is one times base salary, plus one-twelfth for each year of completed employment with the Company, up to a maximum of two times for an executive who has completed twelve years of service. The continued benefits for executive officers other than named executive officers extend for one year plus one month for each year of completed employment with the Company, up to a maximum of two years. In addition, executive officers receive a pro-rata target bonus for the year of termination of employment if the Company’s performance for the year equals or exceeds its business plan, based on the number of full months employed. Named executive officers also receive certain outplacement services for a one year period following termination.

If any payment under the Policy would cause a participant to become subject to the excise tax imposed under section 4999 of the Internal Revenue Code, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to pay the tax. No tax gross ups are provided under the Policy.

The foregoing descriptions of the Markee Amendment, the Truesdale Amendment, the Archbold Amendment, the Weiss Amendment, the Galgano Agreement and the Executive Severance Pay Policy do not purport to be complete and are qualified in their entirety by the text of the amendments or agreements, as applicable, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Disclosure Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains statements that do not directly or exclusively relate to historical facts. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. Such forward-looking statements, and any statements that are not purely historical in nature, are subject to uncertainties and factors relating to our operations and business environment, any of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. (“VS Industries”) and Richard Markee.

10.2	Amendment No. 4 to Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. and Anthony N. Truesdale.

10.3	Amendment No. 4 to Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. and Michael G. Archbold

10.4	Amendment No. 2 to Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. and Louis Weiss

10.5	Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries, Inc. and Brenda Galgano

10.6	Vitamin Shoppe, Inc. Executive Severance Pay Policy, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

By:	/s/ James M. Sander
Name: James M. Sander
Title: Vice President, General Counsel and Secretary

Dated: April 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. (“VS Industries”) and Richard Markee.

10.2	Amendment No. 4 to Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. and Anthony N. Truesdale.

10.3	Amendment No. 4 to Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. and Michael G. Archbold

10.4	Amendment No. 2 to Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. and Louis Weiss

10.5	Employment and Non-Competition Agreement between Vitamin Shoppe, Inc., Vitamin Shoppe Industries, Inc. and Brenda Galgano

10.6	Vitamin Shoppe, Inc. Executive Severance Pay Policy, as amended